[LETTERHEAD OF GREGORY & ASSOCIATES, LLC]



 CONSENT OF INDEPENDENT
 REGISTERED PUBLIC ACCOUNTING FIRM


 May 26, 2006


 U.S. Securities and Exchange Commission
 450 5th Street, N.W.
 Washington, D.C.  20549


 Re: Consent to be named in the S-8 Registration Statement of Wizzard Software Corporation, a Colorado corporation (the "Registrant"), SEC File No. 333-69415, to be filed on or about May 26, 2006, covering the registration and issuance of 125,000 shares of common stock to the participant in the Company's 2006 Stock Option Plan

 Ladies and Gentlemen:

 We hereby consent to the use of our audit report dated March 2, 2006, except for Note 1 as to which the Date is May 18, 2006, for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on May 26, 2006 in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.



 /s/ Gregory & Associates, LLC

 Gregory and Associates, LLC,
 Certified Public Accountants